                                                                  EXHIBIT 99


FOR IMMEDIATE RELEASE


                 ZALE CORPORATION ANNOUNCES MANAGEMENT CHANGE


         Dallas, TX, June 28, 1996 -- Zale Corporation (NYSE:ZLC), the nation's largest specialty retailer of fine jewelry, today announced that Thomas E. Whiddon, 43, Senior Vice President and Chief Financial Officer, has resigned to accept a position as an Executive Vice President of Lowe's Companies, Inc., of North Wilkesboro, North Carolina.

         Mr. Whiddon's areas of responsibility at Zale will continue to report to Merrill J. Wertheimer, Executive Vice President, Finance and Administration. Mr. Wertheimer, 56, a 14-year Zale veteran, will re-assume the title of Chief Financial Officer.

         Zale Corporation is the nation's largest specialty retailer of fine jewelry, operating approximately 1,200 retail jewelry stores and leased departments located throughout the United States, Guam and Puerto Rico, including Zales Jewelers, Gordon's Jewelers, Bailey Banks & Biddle and Corrigan's.

                                      ###